Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD PRIME PRICES OFFERING OF

8.0 MILLION SHARES OF COMMON STOCK

DALLAS, January 23, 2014 — Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that it has priced its underwritten public offering of 8,000,000 shares of common stock at $16.50 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock. Settlement of the offering is expected to occur on January 29, 2014.

Ashford Prime intends to use the net proceeds of the offering to acquire the Sofitel Chicago Water Tower and the Pier House Resort in Key West, Florida, and for general corporate purposes and working capital, including the acquisition of additional properties in the ordinary course of business.

BofA Merrill Lynch and Morgan Stanley acted as the joint book-running managers for the offering. KeyBanc Capital Markets, Credit Agricole CIB, Credit Suisse, Baird, and Stifel acted as senior co-managers. FBR, JMP Securities, MLV& Co., and Craig-Hallum Capital Group acted as co-managers.

A registration statement relating to the offered shares is effective with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor will there be any sale of such shares or any other securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The offering is being made only by means of a prospectus, which has been filed with the Securities and Exchange Commission. Copies of the preliminary prospectus and the final prospectus (when available) may be obtained from BofA Merrill Lynch by contacting 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com, Morgan Stanley by contacting 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or on the internet site of the Securities and Exchange Commission at www.sec.gov.

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway markets.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and size of the offering and the use of proceeds from the offering. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and use of proceeds from the sale of common shares in the offering. These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-END-